Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Forms S-3 (No. 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, 333-122424, 333-124471, 333-141491, 333-142584, 333-153598, 333-167562, 333-171864, 333-179377, 333-179813-02 and 333-179814-02) and (ii) Forms S-8 (No. 333-56343 and 333-122168) of Kinder Morgan Energy Partners, L.P. of our report dated February 17, 2012, except with respect to the effects of the reclassification of certain operations to discontinued operations as discussed in Note 1 to the financial statements, as to which the date is April 30, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P., dated April 30, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 30, 2012